UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3382	DUKE ENERGY PROGRESS, LLC (an North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 c

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On April 16, 2021, the North Carolina Utilities Commission (the “NCUC”) issued an order (the “Order”) approving previous settlements reached by Duke Energy Progress, LLC (“DEP”), the North Carolina Public Staff (the “Public Staff”) and other parties on June 2, 2020, and July 31, 2020, which resolved certain issues in DEP’s base rate case proceeding originally filed with the NCUC on October 30, 2019. These issues include a return on equity of 9.6% based upon a capital structure of 52% equity and 48% debt, deferral treatment for approximately $0.4 billion of grid improvement projects with a return, Unprotected Federal Excess Deferred Income Taxes flow back period of 5 years, and the reasonableness and prudence of $714 million of deferred storm costs, which were removed from the rate case and for which DEP filed a petition seeking to securitize the costs in October 2020. DEP expects a financing order from the NCUC in May and the securitization transaction to close in the third quarter of 2021.

In addition, the Order approved without modification the Agreement and Stipulation of Partial Settlement of DEP and Duke Energy Carolinas, LLC, the Public Staff, the North Carolina Attorney General’s Office and the Sierra Club, filed with the NCUC on January 25, 2021, which resolved all coal ash prudence and cost recovery issues through early 2030, including in DEP’s 2019 base rate case proceeding, as well as the equitable sharing issue on remand from DEP’s 2017 North Carolina rate case as a result of the December 11, 2020, North Carolina Supreme Court decision.

The Order denied the proposal of DEP to shorten the remaining depreciable lives of certain of DEP’s coal-fired generating units, indicating that DEP’s integrated resource planning proceeding was the appropriate proceeding for the review of generating plant retirements.

An overview providing additional detail of the Order is attached to this Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Duke Energy Progress Summary of Order Issued by the North Carolina Utilities Commission
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: April 19, 2021	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary

DUKE ENERGY PROGRESS, LLC
Date: April 19, 2021	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Secretary